NI Holdings, Inc. Announces Signing of Agreement to Acquire Direct Auto Insurance Company

FARGO, North Dakota, May 31, 2018 – NI Holdings, Inc. (NASDAQ: NODK) today announced the signing of a definitive agreement to purchase 100 percent of the stock of Direct Auto Insurance Company (“Direct Auto”) from private shareholders.

Direct Auto is headquartered in Chicago, Illinois and underwrites specialty automobile insurance in the state of Illinois through independent agents. Joe Fitzgerald, the president of Direct Auto and one of the principal shareholders, will continue to manage the Direct Auto insurance operations along with the current staff and management team. Closing the transaction is expected later this year subject to customary closing conditions, including regulatory approval.

“The acquisition of Direct Auto furthers our goal of diversifying our business and growing our insurance operations,” said President & CEO of NI Holdings, Inc., Michael J. Alexander. “Joe and his team have built an exceptional company and we believe it will continue its growth and profitability. We believe that Direct Auto is a sound insurance underwriter with a wealth of experience in the Illinois specialty insurance market. We believe that Direct Auto will enhance our earnings and growth along with complementing our core business strategy of providing personal lines products and services to defined segments of the insurance marketplace,” Alexander said. “We believe that Direct Auto will fit very well with NI Holdings and provide additional geographic diversification for us.”

Philo Smith Capital Corporation served as Direct Auto Insurance Company’s financial advisor and Beermann Pritikin Mirabelli Swerdlove LLP as legal advisor. Dorsey & Whitney LLP was NI Holdings’ legal advisor in this transaction.

About NI Holdings, Inc.

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also manages Battle Creek Mutual Insurance Company and reinsures 100% of the risk on all insurance policies issued by Battle Creek. NI Holdings’ financial statements are the consolidated financial results of NI Holdings and Nodak Insurance, including Nodak Insurance’s subsidiaries American West and Primero, and its affiliate Battle Creek.

Safe Harbor Statement

Some of the statements included in this news release, including but not limited to those pertaining to the consummation of the acquisition of Direct Auto, the future growth and profitability of Direct Auto, and the impact of the acquisition on the earnings and growth of NI Holdings, Inc., are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates, and projections about our industry, our management’s beliefs, and certain assumptions made by our management. Actual results could vary materially. Factors that could cause the actual financial results of NI Holdings, Inc. to vary materially include: its ability to successfully close and integrate this acquisition, Direct Auto’s ability to continue growing and achieving profitability, and other risks described in the periodic reports that NI Holdings, Inc. files with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. NI Holdings, Inc. disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect the actual financial results of NI Holdings, Inc., please refer to the risk factors identified in its SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contacts:
Brian Doom

Executive Vice President and Chief Financial Officer
701-298-4200
bdoom@nodakins.com

Timothy J. Milius, CPA

Vice President, Finance
701-298-4275
tmilius@nodakins.com

Media Contact:
Beth DuFault
701-298-4282
bdufault@nodakins.com